Outbrain Announces Second Quarter 2021 Earnings Results

Record Revenue, Ex-TAC Gross profit and profitability
Revenue increased 57% to $247 million
Gross profit and Ex-TAC Gross profit grew 84% and 68%, respectively
Strong operating leverage: Net Income of $15.2 million and Adjusted EBITDA of $24.6 million

New York – August 17, 2021—Outbrain Inc. (“Outbrain”) (Nasdaq: “OB”), a leading recommendation platform for the open web, announced today financial results for the quarter ended June 30, 2021.
"Following our IPO in July 2021, we are excited to report our first quarterly earnings as a public company," said Yaron Galai, Outbrain's Co-founder and Co-CEO. "The IPO is an exciting milestone and the start of our journey as a public company. I would like to thank our team and business partners for helping us achieve such a monumental milestone for the Company. I am excited for this next chapter and the opportunity to continue leading the growth of the open web as we remain focused on our mission of delivering products that delight users and generate long term value for our media owner and advertiser partners.”
Second Quarter 2021 Key Financial Metrics:

	Three Months Ended
(in millions USD)	June 30, 2021	June 30, 2020	% Change
Revenue	$247.2	$157.9	57%
Gross profit	59.1	32.1	84%
Net income (loss)	15.2	(2.6)	NM
Non-GAAP Financial Data
Ex-TAC Gross profit	66.8	39.7	68%
Adjusted EBITDA	24.6	5.2	373%
Second Quarter 2021 Highlights:
•Revenues increased 57% year over year to $247.2 million, compared to $157.9 million. Revenue grew approximately 50%, or $79 million, from net revenue retention on existing media partners1 and approximately 7%, or $12 million, from new media partners.
•Gross profit increased 84% year over year to $59.1 million, compared to $32.1 million.
1 We calculate media partner net revenue retention at the end of each quarter by starting with revenue generated on media partners’ properties in the same period in the prior year, “Prior Period Retention Revenue.” We then calculate the revenue generated on these same media partners’ properties in the current period, “Current Period Retention Revenue.” Current Period Retention Revenue reflects any expansions within the media partner relationships, such as any additional placements or properties on which we extend our recommendations, as well as contraction or attrition. Residual revenue from terminated media partner relationships may also be included in Current Period Retention Revenue. Our media partner net revenue retention in a quarter equals the Current Period Retention Revenue divided by the Prior Period Retention Revenue. These amounts exclude certain revenue adjustments and revenue recognized on a net basis. New media partners are defined as those relationships in which revenue was not generated in the prior period, except for limited instances where residual revenue was generated on a media partner’s properties.

•Ex-TAC Gross profit increased 68% year over year to $66.8 million, compared to $39.7 million, primarily driven by revenue growth as well as by favorable revenue mix from higher margin media partners and improved performance on media owners with guarantee arrangements.
•Net income increased to $15.2 million, compared to a net loss of $2.6 million year over year.
•Adjusted EBITDA increased over 4x to $24.6 million compared to $5.2 million year-over-year, primarily driven by the increase in Ex-TAC Gross profit, partially offset by operating expense growth as we continue to invest in growth.
•Generated $16.5 million of free cash flow; cash and cash equivalents were $111.3 million as of June 30, 2021.
Outbrain completed its IPO in July 2021 raising $160 million in gross proceeds. Also in July 2021, it completed the sale of $200 million aggregate principal amount of senior subordinated secured notes due July 1, 2026 in a private placement, which were subsequently exchanged, upon completion of the IPO, for the Company’s 2.95% Convertible Senior Notes due 2026. Following these transactions, net of estimated expenses, our pro forma balance of cash and cash equivalents as of June 30, 2021 was approximately $450 million.

"We are very pleased with our record top line, strong growth rates and continued operating leverage in the quarter” stated David Kostman, Co-CEO of Outbrain. “This quarter was another clear demonstration of our leadership in technology and product which continue to drive value for our media partners and advertisers, resulting in a net revenue retention rate of 150%. The premium nature of our media partners and the overall superior quality of our platform continue to be key differentiators and support our strong momentum in the marketplace. We are encouraged by the current trends we see in our business as we continue to strengthen our leadership in the open web.”

Third Quarter and Full Year 2021 Guidance
The following forward-looking statements reflect our expectations:
For the third quarter ending September 30, 2021:
~~•~~Ex-TAC Gross profit of $64.5 million to $66.0 million
•Adjusted EBITDA of $15.5 million to $16.5 million
For the full year ending December 31, 2021:
~~•~~Ex-TAC Gross profit of $266.0 million to $270.0 million
•Adjusted EBITDA of $80.5 million to $82.5 million
Conference Call and Webcast Information
Outbrain will host an investor conference call this morning, Tuesday, August 17th at 8:30 am ET. Interested parties are invited to listen to the conference call which can be accessed live by phone by dialing 1-877-407-9208, or for international callers, 1-201-493-6784. A replay will be available two hours after the call and can be accessed by dialing 1-844-512-2921, or for international callers, 1-412-317-6671. The passcode for the live call and the replay is 13722318. The replay will be available until August 31, 2021. Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the Investors section of the Company’s website at www.outbrain.com. The online replay will be available for a limited time beginning immediately following the call.

Non-GAAP Financial Measures
In addition to GAAP performance measures, we use the following supplemental non-GAAP financial measures to evaluate our business, measure our performance, identify trends and allocate our resources: Ex-TAC Gross profit; Adjusted EBITDA; and free cash flow. These non-GAAP financial measures are defined and reconciled to the corresponding GAAP measures. These non-GAAP financial measures are subject to significant limitations, including those we identify below. In addition, other companies in our industry may define these measures differently, which may reduce their usefulness as comparative measures. As a result, this information, should be considered as supplemental in nature and is not meant as a substitute for revenue, gross profit or net income presented in accordance with U.S. GAAP.

Ex-TAC Gross Profit
Ex-TAC Gross profit is a non-GAAP financial measure. Gross profit is the most comparable GAAP measure. In calculating Ex-TAC Gross profit, we add back other cost of revenue to gross profit. Ex-TAC Gross profit may fluctuate in the future due to various factors, including, but not limited to, seasonality and changes in the number of media partners and advertisers, advertiser demand or user engagements.

We present Ex-TAC Gross profit, Adjusted EBITDA, and Adjusted EBITDA as a percentage of Ex-TAC Gross profit because they are key profitability measures used by our management and board of directors to understand and evaluate our operating performance and trends, develop short-and long-term operational plans and make strategic decisions regarding the allocation of capital. Accordingly, we believe that these measures provide information to investors and the market in understanding and evaluating our operating results in the same manner as our management and board of directors. There are limitations on the use of Ex-TAC Gross profit in that traffic acquisition cost is a significant component of our total cost of revenue but not the only component and, by definition, Ex-TAC Gross profit presented for any period will be higher than gross profit for that period. A potential limitation of this non-GAAP financial measure is that other companies, including companies in our industry, which have a similar business, may define ex-TAC Gross profit differently, which may make comparisons difficult. As a result, this information, should be considered as supplemental in nature and is not meant as a substitute for revenue or gross profit presented in accordance with U.S. GAAP.

Adjusted EBITDA
We define Adjusted EBITDA as net income (loss) before interest expense; interest income and other income (expense), net; provision for income taxes; depreciation and amortization; stock-based compensation, and other income or expenses that we do not consider indicative of our core operating performance, including, but not limited to, merger and acquisition costs, IPO related costs, regulatory matter costs and a tax contingency. We present Adjusted EBITDA as a supplemental performance measure because we believe it facilitates operating performance comparisons from period to period.

We believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors. However, Adjusted EBITDA is a non-GAAP financial measure and how we calculate Adjusted EBITDA is not necessarily comparable to non-GAAP information of other companies. Adjusted EBITDA should be considered as a supplemental measure and should not be considered in isolation or as a substitute or any measures of our financial performance that are calculated and reported in accordance with GAAP.

Free Cash Flow

Free cash flow is defined as cash flow from operating activities less capital expenditures and capitalized software development costs. Free cash flow is a supplementary measure used by our management and board of directors to evaluate our ability to generate cash and we believe it allows for a more complete analysis of our available cash flows.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to possible or assumed future results of our business, financial condition, results of operations, liquidity, plans and objectives. You can generally identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions that concern our expectations, strategy, plans or intentions. We have based these forward-looking statements largely on our current expectations and projections regarding future events and trends that we believe may affect our business, financial condition and results of operations. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in the section entitled “Risk Factors” in our initial public offering prospectus filed with the Securities and Exchange Commission. Accordingly, you should not rely upon forward-looking statements as predictions of future events. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those projected in the forward-looking statements. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

About Outbrain
Outbrain is a leading recommendation platform for the open web. Our technology enables one-third of the world's online consumers to discover new things through recommendation feeds on their favorite media and connects advertisers to these audiences to grow their business. Outbrain partners with publishers and marketers in more than 55 countries worldwide and is headquartered in New York City, with offices in 18 cities worldwide.

Media Contact

press@outbrain.com

Investor Relations Contact

IR@outbrain.com

(332) 205-8999

OUTBRAIN INC.
Condensed Consolidated Statements of Operations
(In thousands)

	Three Months Ended June 30,
	2021	2020
	(Unaudited)
Revenue	$247,153	$157,862
Cost of revenue:
Traffic acquisition costs	180,324	118,140
Other cost of revenue	7,767	7,648
Total cost of revenue	188,091	125,788
Gross profit	59,062	32,074
Operating expenses:
Research and development	8,474	6,903
Sales and marketing	21,186	17,816
General and administrative	12,247	7,056
Total operating expenses	41,907	31,775
Income from operations	17,155	299
Other income (expense), net:
Interest expense	(189)	(266)
Interest income and other income (expense), net	(943)	(685)
Total other income (expense), net	(1,132)	(951)
Income (loss) before provision for income taxes	16,023	(652)
Provision for income taxes	822	1,971
Net income (loss)	$15,201	$(2,623)

Net income (loss) per common share:
Basic	$0.34	($0.16)
Diluted	$0.28	($0.16)

OUTBRAIN INC.
Condensed Consolidated Balance Sheets
(In thousands, except for number of shares and par value)

	June 30, 2021	December 31, 2020
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$111,334	$93,641
Accounts receivable, net of allowances	168,127	165,449
Prepaid expenses and other current assets	22,202	18,326
Total current assets	301,663	277,416
Property, equipment and capitalized software, net	23,460	24,756
Intangible assets, net	7,426	9,812
Goodwill	32,881	32,881
Other assets	12,383	11,621
TOTAL ASSETS	$377,813	$356,486
LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Accounts payable	$131,171	$118,491
Accrued compensation and benefits	17,910	23,000
Accrued and other current liabilities	93,321	109,747
Deferred revenue	5,513	5,512
Total current liabilities	247,915	256,750
Borrowings on revolving credit facility	—	—
Other liabilities	16,587	17,105
TOTAL LIABILITIES	$264,502	$273,855
Commitments and Contingencies (Note 8)
Convertible preferred stock, par value of $0.001 per share, Series A, B, C, D, E, F, G and H — aggregate of 27,766,563 shares authorized as of June 30, 2021 and December 31, 2020; and aggregate of 27,652,449 shares issued and outstanding as of June 30, 2021 and December 31, 2020	162,444	162,444
STOCKHOLDERS’ DEFICIT:
Common stock, par value of $0.001 per share — 65,183,785 shares authorized as of June 30, 2021 and December 31, 2020; 17,764,264 and 17,158,802 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	18	17
Additional paid-in capital	97,277	92,705
Accumulated other comprehensive loss	(4,130)	(4,290)
Accumulated deficit	(142,298)	(168,245)
TOTAL STOCKHOLDERS’ DEFICIT	(49,133)	(79,813)
TOTAL LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT	$377,813	$356,486

OUTBRAIN INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)

	Three Months Ended June 30,
	2021	2020
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$15,201	$(2,623)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization of property and equipment	1,681	1,750
Amortization of capitalized software development costs	2,095	1,837
Amortization of intangible assets	892	1,194
Stock-based compensation	1,461	942
Provision for doubtful accounts	732	792
Deferred income taxes	(217)	86
Other	814	(852)
Changes in operating assets and liabilities:
Accounts receivable	(17,768)	23,528
Prepaid expenses and other current assets	(3,070)	1,491
Other assets	(662)	(24)
Accounts payable	14,171	(2,443)
Accrued and other current liabilities	4,199	(3,694)
Deferred revenue	(447)	1,208
Other	373	275
Net cash provided by operating activities	19,455	23,467

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(437)	(165)
Capitalized software development costs	(2,560)	(2,267)
Proceeds from sale of assets	—	—
Other	(12)	(3)
Net cash used in investing activities	(3,009)	(2,435)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of common stock options and warrants	1,243	196
Deferred financing costs	(494)	0
Principal payments on capital obligation arrangements	(1,167)	(1,441)
Borrowings on revolving credit facility	—	—
Net cash used in financing activities	(418)	(1,245)

Effect of exchange rate changes	269	125

NET INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	16,297	19,912
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH — Beginning of period	95,449	69,804
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH — End of period	111,746	$89,716

OUTBRAIN INC.
Non-GAAP Reconciliations
(In thousands)

The following table presents the reconciliation of Ex-TAC Gross Profit to gross profit, the most directly comparable U.S. GAAP measure, for the periods presented:

	Three Months Ended June 30,
	2021	2020
Revenue	$247,153	$157,862
Traffic acquisition costs	(180,324)	(118,140)
Other cost of revenue	(7,767)	(7,648)
Gross profit	59,062	32,074
Other cost of revenue	7,767	7,648
Ex-TAC Gross Profit	$66,829	$39,722

The following table presents the reconciliation of Adjusted EBITDA to net income (loss), the most directly comparable U.S. GAAP measure, for the periods presented:

	Three Months Ended June 30,
	2021	2020
Net income (loss)	$15,201	$(2,623)
Interest expense and other income (expense), net	1,132	951
Provision for income taxes	822	1,971
Depreciation and amortization	4,668	4,781
Stock-based compensation	1,461	942
Regulatory matter costs	1,147	—
Merger and acquisition, IPO costs(1)	150	1,428
Tax contingency(2)	—	(2,297)
Adjusted EBITDA	$24,581	$5,153
Adjusted EBITDA as % of Ex-TAC Gross Profit	36.8%	13.0%

_______________________________________________
(1)Primarily includes transaction-related costs in connection with our acquisition of Ligatus GmbH (“Ligatus”)™ in April 2019, costs related to our terminated merger with Taboola.com Ltd. (“Taboola”), and costs related to our initial public offering.
(2)Reflects a reversal of a tax contingency recorded within operating expenses in 2019 and a corresponding charge to income tax expense in 2020, net of foreign exchange impact.
The following table presents the reconciliation of free cash flow to net cash provided by operating activities.

	Three Months Ended June 30,
	2021	2020
Net cash provided by operating activities	$19,455	$23,467
Purchases of property and equipment	(437)	(165)
Capitalized software development costs	(2,560)	(2,267)
Free cash flow	$16,458	$21,035